UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported) July 21, 2005

                             PORTALTOCHINA.COM, INC.
             (Exact name of registrant as specified in its chapter)

                 Nevada                            98-0449083
     (State or other jurisdiction      (IRS  Employer Identification  No.)
           of incorporation)

                 1802-888 Pacific Street, Vancouver, BC  V6Z 2S6
               (Address of principal executive offices) (Zip Code)

                                 (604) 642-7732
               Registrant's telephone number, including area code

ITEM  4.01.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

On July 8, 2005, Portaltochina.com, Inc., a Nevada corporation (the "Registrant"), was advised by a former representative of Moore Stephens Ellis Foster Ltd. ("Moore Stephens"), who is now associated with Ernst & Young, LLP., that the merger of Moore Stephens with and into Ernst & Young LLP on May 5, 2005, effectively constituted their resignation as the Registrant's independent accountant responsible for auditing its financial statements, and that effective as of such date, Moore Stephens would no longer act as the Registrant's independent accountant. Effective on May 5, 2005, Ernst & Young LLP, the successor firm to Moore Stephens, was engaged as the independent registered public accounting firm of the Registrant.


Moore Stephens' reports on the Registrant's financial statements for the year ended May 31, 2004 and for the period from March 18, 2003 (inception) to May 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that each report was modified to indicate that there was substantial doubt about the Registrant's ability to continue as a going concern.


During the periods covered by the reports of Moore Stephens and up to the date of its resignation, the Registrant had no disagreements with Moore Stephens, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens, would have caused Moore Stephens to make reference to the subject matter of the disagreement in connection with its reports.


DURING THE REGISTRANT'S PREVIOUS TWO FISCAL YEARS AND ANY SUBSEQUENT PERIOD THERETO, IT DID NOT CONSULT WITH ERNST & YOUNG REGARDING ANY OF THE ITEMS DESCRIBED UNDER ITEM 304(A)(1)(IV)(B), ITEM 304(A)(2) OR ITEM 304(B) OF REGULATION S-B.

The Registrant has provided each of Moore Stephens and Ernst & Young LLP with a copy of this report. Attached as Exhibit 16.1 is a copy of a letter from Moore Stephens agreeing with the statements made in this report.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PORTALTOCHINA.COM,  INC.


Date:  July  21,  2005                    /s/  Paul  Fong
                                          Paul  Fong,
                                          President & Chief Executive Officer